UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 1, 2005

Wells-Gardner Electronics Corporation

(Exact Name of Registrant as Specified in its Charter)

ILLINOIS	1-8250	36-1944630
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9500 West 55th Street, Suite A, McCook, Illinois		60525-3605
Address of Principal Executive Offices		Zip Code

Registrant’s telephone number, including area code: (708) 290-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02.                                    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                 On March 1, 2005, Jerry Kalov, an independent director on the Wells-Gardner Electronics Corporation (the “Company”) board of directors passed away after a long illness.  Mr. Kalov was one of the Company’s three independent directors and served on the audit, compensation and nominating committees.  He was chairman of the nominating committee.

Effective immediately, the Company’s board of directors has elected Mr. Merle Banta, Chairman and Chief Executive Officer of BHH Management Inc., a holding company for several consumer products companies, headquartered in Los Angeles, California, to serve as an independent director of the Company in Mr. Kalov’s stead.  Mr. Banta, with a partner, founded BHH Management approximately 40 years ago.  Mr. Banta was formerly a director of The Stanley Works (from approximately 1985-1991) and Mark Controls Corp. (approximately 1970–1985) and was formerly Chairman and Chief Executive Officer of the company formerly known as AM International Inc. (from 1984-1993), all public reporting companies at the time of his service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS-GARDNER ELECTRONICS CORPORATION

Dated: March 7, 2005	By:	/s/ ANTHONY SPIER
Anthony Spier
Chairman and Chief Executive
Officer